EXHIBIT 10.52


                        Partners Resource Management, LLC
                                        &
                          One Source Technologies, Inc.

                         Professional Services Agreement



This Agreement ("Agreement") is entered into on October 1, 2004, by and between OneSource Technologies, Inc., with offices at 15730 N 83rd Way, Suite 104, Scottsdale, Arizona 85260 (hereinafter referred to as OneSource) and Partners Resource Management, LLC, an independent contractor located at 15730 N 83rd Way, Suite 104, Scottsdale, Arizona 85260 (hereinafter referred to as "PRM").

Whereas, OneSource desires to employ the services available through PRM; and Whereas, PRM is qualified and willing to render such services; the parties hereto agree as follows:


I.   Term of Agreement

This appointment becomes effective October 1, 2004 and shall be in effect for ninety (90) days unless terminated as stipulated in this Agreement.


II. Services

PRM will provide Executive Management Services for OneSource in the following roles: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller, VP Sales, Sales Support, Contract Administration Manager, & Administrative Support. IT support will be provided through PRM's IT Group. PRM reserves the right to change personnel and their level of service as needed and agreed to by OneSource.


III. Fees

OneSource agrees to compensate PRM on a retainer basis at a rate of Ninety Five Thousand ($95,000) dollars per month. PRM will invoice OneSource at the beginning of each month and OneSource will pay prior to the tenth of each month for that month's related services. All expenses, such as airfare, hotel and meals, pre-approved by OneSource, will be billed as a separate line item on each invoice, along with any other approved expenses. Sub-contracting of Subject Matter Experts ("SME") that may be required to fulfill a request for OneSource will be billed outside of the retainer fee, upon authorization from OneSource, and will also be included on PRM's monthly invoice as a separate line item.

The retainer fee may be adjusted either higher or lower based on the level of services required by OneSource. Any adjustments to the retainer will require written approval from OneSource


                                     1 of 4
and PRM will provide a minimum of five (5) days written notice prior to any adjustment taking place.

Additional projects including but not limited to financing, mergers or acquisitions, agreed to by OneSource and PRM will be identified as amendments to this Agreement and will be compensated to PRM independent of the monthly retainer noted above as indicated in Attachment A.


IV. General Terms

OneSource agrees to indemnify and hold harmless PRM from any and all claims, judgments or costs, including reasonable attorney's fees, that OneSource may incur by reason of defending any claim or legal action in which PRM may become involved by reason of any contract between OneSource and its customers. However, OneSource's obligation to indemnify and hold harmless PRM shall not apply with respect to any gross negligence or wrongful conduct, including breach of this Agreement, by PRM or its agents or employees. PRM agrees to indemnify and hold OneSource harmless from any and all claims, judgments or costs, including reasonable attorney's fees, that OneSource may incur by reason of defending any claim or legal action in which OneSource may become involved by reason of any action brought against PRM. This Agreement is only one of Client and Contractor and does not create an employment relationship.

OneSource agrees to make payments for all services and charges provided under the terms of this Agreement in United States Dollars and this Agreement supersedes any and all previous written and verbal agreements.

Notices to PRM should be sent to the following address:

Stephen Russell, President
Partners Resource Management, LLC
15730 N 83rd Way, Suite 104,
Scottsdale, AZ 85260

Notices to OneSource shall be sent to the following address:

Michael Hirschey, CEO
OneSource Technologies, Inc.
15730 N 83rd Way, Suite 104,
Scottsdale, AZ 85260


V.  Termination

Any party hereto may terminate this Agreement, without cause, by giving thirty
(30) days written notice thereof by certified mail or registered mail to the other party. OneSource may


                                     2 of 4
immediately terminate this Agreement, with cause, by giving written notice thereof by certified mail or registered mail to PRM. OneSource and PRM's rights, duties, and responsibilities as set forth in this Agreement will continue in full force and effect during any notice period. This termination applies to either this entire Agreement, or any one Project Agreement, and shall be specified in the written termination notice.


VI. Amendments

Any amendments or modifications to the Agreement shall be invalid unless made in writing and executed by the parties to this Agreement or authorized representatives thereof.


VII. Jurisdiction and Choice of Law

The State and Federal courts of the State of Arizona shall have exclusive jurisdiction over all controversies that may arise in any manner under this Agreement. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona.


In Witness whereof, the parties hereto have set their hands by there duly authorized agents:

On Behalf of PRM:


                      /s/ Stephen Russell                        10/1/04
                      -------------------                        -------
     NAME             SIGNATURE / TITLE                            DATE


On Behalf of OneSource Technologies, Inc.:


                      /s/ Michael L. Hirschey                    10/1/04
                      -----------------------                    -------
     NAME             SIGNATURE / TITLE                            DATE


Both parties agree that a signed facsimile copy of this agreement will be legally binding.






                                     3 of 4

                                  ATTACHMENT A


OTHER FEES

A fee will also be earned by PRM for other activities performed such as but not limited to, Fund Raising efforts, Mergers or Acquisitions, or other standard commissionable sales activities. The fees for each are shown below:

Fund Raising in the form of either debt or equity:

6% of the amount raised up to $1,000,000
5% of the amount raised over $1,000,000 and less than $2,000,000
4% of any amount raised over $2,000,000


Merger or Acquisition:

5% of the total value of the Transaction up $5,000,000
4% of the total value of the Transaction over $5,000,000 and less than
   $15,000,000
3% of the total value of the Transaction over $15,000,000


Commissionable Sales:

Commissions will be paid to PRM at the current rates paid to employees of OneSource under their standard Compensation Plan






                                     4 of 4